UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 18, 2025	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street, Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On August 18, 2025, the Board of Directors (the “Board”) of Comtech Telecommunications Corp. (“Comtech” or the “Company”) appointed Mr. Lloyd A. Sprung as an independent director. Mr. Sprung, 55, is the Managing Member of LAS Advisors, an independent financial and strategic advisory firm he founded in January 2024. He previously served as Managing Director at UBS from August 2017 to December 2023, during which he led the Private Debt Advisory practice. Prior to this, he served as Senior Managing Director at Evercore from April 2011 to May 2017, Managing Director at Miller Buckfire from 2001 to 2010 and previously Vice President at Merrill Lynch. Mr. Sprung obtained his Bachelor of Arts degree in Economics from University of Pennsylvania and Masters in Business Administration as a Baker Scholar from Harvard Business School.

Mr. Sprung’s extensive corporate finance, capital markets and restructuring experience qualifies him to serve on the board. His appointment satisfies the Company’s obligation to appoint an independent director mutually agreed by the Company and TCW Asset Management Company LLC (the “Administrative Agent”) as required by its Credit Agreement, dated June 17, 2024, and subsequently amended.

The Board has determined that Mr. Sprung qualifies as an independent director in accordance with the requirements of the Nasdaq Stock Exchange. Mr. Sprung will serve on the Audit Committee and the Strategic Review Committee of the Board.

There are no other arrangements or understandings between Mr. Sprung and any other persons pursuant to which Mr. Sprung was selected as a director, and there are no transactions in which Mr. Sprung has an interest which require disclosure under Item 404(a) of Regulation S-K. Mr. Sprung will receive compensation for service on the Board in accordance with the standard compensatory arrangement described in the Company’s proxy statement filed on November 27, 2024, for non-employee directors, as amended. In connection with his appointment, Mr. Sprung and the Company will enter into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on December 13, 2024.

On August 18, 2025 the Company issued a press release announcing the appointment of Mr. Sprung, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 18, 2025, issued by Comtech Telecommunications Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    August 18, 2025
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer